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                                                                      EXHIBIT 11

                              MEDAPHIS CORPORATION

          COMPUTATION OF PRIMARY AND FULLY DILUTED EARNINGS PER SHARE
               THREE AND SIX MONTHS ENDED JUNE 30, 1997 AND 1996
                     (IN THOUSANDS, EXCEPT PER SHARE DATA)

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                                                            THREE MONTHS ENDED    SIX MONTHS ENDED
                                                                 JUNE 30,             JUNE 30,
                                                            -------------------   -----------------
DESCRIPTION                                                   1997       1996      1997      1996
-----------                                                 --------   --------   -------   -------
                                                            (IN THOUSANDS, EXCEPT PER SHARE NUMBER)
                                                                   (AS RESTATED, SEE NOTE 7)
PRIMARY
Weighted average shares outstanding during the period.....    72,443     71,167    72,339    70,795
Shares issuable upon assumed exercise of stock options,
  less amounts assumed repurchased under the treasury
  stock method............................................     2,706         --     2,644     3,991
                                                             -------    -------   -------   -------
Total weighted average common stock and common stock
  equivalents outstanding during the period...............    75,149     71,167    74,983    74,786
                                                             =======    =======   =======   =======
Pro forma net income (loss) before extraordinary item.....   $(1,260)   $(9,931)  $(4,324)  $  (507)
Extraordinary income on sale of HRI.......................    76,391         --    76,391        --
                                                             -------    -------   -------   -------
Pro forma net income (loss)...............................   $75,131    $(9,931)  $72,067   $  (507)
                                                             =======    =======   =======   =======
Pro forma net income (loss) per common share:
     Pro forma net income (loss) before extraordinary
       item...............................................   $ (0.02)   $ (0.14)  $ (0.06)  $ (0.01)
     Extraordinary income on sale of HRI..................      1.02         --      1.02        --
                                                             -------    -------   -------   -------
     Pro forma net income (loss)..........................   $  1.00    $ (0.14)  $  0.96   $ (0.01)
                                                             =======    =======   =======   =======
FULLY DILUTED
Weighted average shares outstanding during the period.....    72,443     71,167    72,339    70,795
Shares issuable upon assumed exercise of stock options,
  less amounts assumed repurchased under the treasury
  stock method............................................     3,612         --     2,869     3,993
                                                             -------    -------   -------   -------
Total weighted average common stock and common stock
  equivalents outstanding during the period...............    76,055     71,167    75,208    74,788
                                                             =======    =======   =======   =======
Pro forma net income (loss) before extraordinary item.....   $(1,260)   $(9,931)  $(4,324)  $  (507)
Extraordinary income on sale of HRI.......................    76,391         --    76,391        --
                                                             -------    -------   -------   -------
Pro forma net income (loss)...............................   $75,131    $(9,931)  $72,067   $  (507)
                                                             =======    =======   =======   =======
Pro forma net income (loss) per common share:
     Pro forma net income (loss) before extraordinary
       item...............................................   $ (0.02)   $ (0.04)  $ (0.06)  $ (0.01)
     Extraordinary income on sale of HRI..................      1.00         --      1.02        --
                                                             -------    -------   -------   -------
     Pro forma net income (loss)..........................   $  0.98    $ (0.04)  $  0.96   $ (0.01)
                                                             =======    =======   =======   =======
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